SCHEDULE A

As of May 22, 2026, the Trustees have established the following Series of the Trust:

Harbor Ares Systematic High Yield ETF

Harbor Ares Systematic Multi-Sector Income ETF

Harbor Long-Term Growers ETF

Harbor Commodity All-Weather Strategy ETF

Harbor Dividend Growth Leaders ETF

Harbor International Compounders ETF

Harbor Health Care ETF

Harbor Human Capital Factor US Large Cap ETF

Harbor Human Capital Factor US Small Cap ETF

Harbor Multi-Asset Explorer ETF

Harbor Long-Short Equity ETF

Harbor Disciplined Bond ETF

Harbor AlphaEdge Small Cap Earners ETF

Harbor Active Small Cap ETF

Harbor AlphaEdge Large Cap Value ETF

Harbor PanAgora Dynamic Large Cap Core ETF

Harbor Osmosis International Resource Efficient ETF

Harbor Osmosis Emerging Markets Resource Efficient ETF

Harbor Transformative Technologies ETF

Harbor Emerging Markets Select ETF

Harbor Mid Cap Value ETF

Harbor SMID Cap Value ETF

Harbor Mid Cap Core ETF

Harbor SMID Cap Core ETF

Harbor International Equity ETF

Harbor Emerging Markets Equity ETF

Harbor Alpha Layering ETF

Harbor Active Small Cap Growth ETF

Harbor AI Inflection Strategy ETF

Harbor Active Commodity ETF

Harbor Short Term Treasury ETF

Harbor AlphaEdge Mid Cap Core ETF

Harbor AlphaEdge Mid Cap Growth ETF

Harbor AlphaEdge Mid Cap Value ETF

Harbor AlphaEdge Small Cap Core ETF

Harbor AlphaEdge Small Cap Growth ETF

Harbor AlphaEdge Small Cap Value ETF

Anthropic AI Lab ETF

Google DeepMind AI Lab ETF

Meta AI Lab ETF

OpenAI Lab ETF

SpaceXAI Lab ETF

Munificent Seven ETF